CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm, Ashland Partners & Company LLP, in the Towle Deep Value Fund Prospectus dated January 31, 2013 in regard to our verification of Towle & Co.’s compliance with the Global Investment Performance Standards (GIPS®).

/s/ RICHARD KEMMLING

Dated: January 25, 2013

Ashland Partners & Company LLP
525 Bingham Knoll, Suite 200
Jacksonville, OR 97530
January 25, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated November 28, 2012 on the financial statements and financial highlights of Towle Deep Value Fund, a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 25, 2013